U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 4, 2003

SAN Holdings, Inc.
Exact Name of Registrant as Specified in its Charter

Colorado	84-0907969
(State of incorporation)	(I.R.S. Employer ID No.)

Commission File Number 0-16423

900 West Castleton Road, Suite 210, Castle Rock, CO 80104
Address of Principal Executive Office, Including Zip Code

(303) 660-4633
Registrant’s Telephone Number, Including Area Code

Explanatory Note: The Form 8-K dated April 4, 2003 is amended to include financial statements and information required under Item 7.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired. The following financial statements are filed with this report:

Solunet Storage Holding Corp.

(i)	Financial Statements of Solunet Storage Holding Corp. from inception at September 26, 2002 through December 31, 2002:.

Page
Report of Independent Accountants	F-1
Consolidated Balance Sheet - December 31, 2002	F-2
Consolidated Statement of Operations - September 26, 2002 (Inception)
through December 31, 2002	F-3
Consolidated Statement of Changes in Stockholders' Equity - September 26,
2002 (Inception) through December 31, 2002	F-4
Consolidated Statement of Cash Flows -September 26, 2002 (Inception)
through December 31, 2002	F-5
Notes to Consolidated Financial Statements	F-6

StorNet, Inc.

(ii)	Unaudited Financial Statements of StorNet Inc for the year ended December 31, 2001 and the period ended September 25, 2002:

Page
Consolidated Balance Sheets -September 25, 2002 and December 31, 2001	F-14
Consolidated Statements Of Discontinued Operations -Periods Ended
September 25, 2002 and December 31, 2001	F-15
Consolidated Statements of Stockholders’ Equity - Periods Ended
September 25, 2002 And December 31, 2001	F-16
Consolidated Statements Of Cash Flows - Periods Ended September 25,
2002 and December 31, 2001	F-17
Notes to Unaudited Consolidated Financial Statements	F-18

Unaudited Pro Forma Condensed Financial Information

   (b) Pro Forma Financial Information.

Page
Introductory Note	F-27
Pro Forma Consolidating Statements of Income for Solunet Storage and SAN Holdings for
the Six Months ended June 30, 2003 (unaudited)	F-28
Pro Forma Consolidating Statements of Income for Solunet Storage, StorNet, Inc. and SAN
Holdings for the 12 months ended December 31, 2002 (unaudited)	F-29
Notes to Unaudited Pro Forma Condensed Financial Information	F-30

2

        (c) Exhibits.

Exhibit                                  Description                                                                                     Location
Number

2.2 Agreement and Plan of Merger dated March 31, 2003. (Certain of the Schedules described at pages numbered iv - vi of the Agreement are omitted, but will be furnished to the Commission upon request.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003

2.3 Stock Option Agreement dated March 31, 2003.	Incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003

2.4 Credit Support Document dated March 31, 2003.	Incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003
2.5 SANZ Common Stock Purchase Warrant dated April 4, 2003	Incorporated by reference to the form filed as Exhibit 2.4 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003

2.6 Management Services Agreement dated April 4, 2003	Incorporated by reference to the form filed as Exhibit 2.5 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003

2.7 Registration Rights Agreement dated April 4, 2003	Incorporated by reference to the form filed as Exhibit 2.6 to the Current Report on Form 8-K/A No. 1 dated April 1, 2003, filed April 3, 2003

2.8 Shareholders Agreement dated April 4, 2003	Previously filed.

3.1 Amended and Restated Articles of Incorporation	Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001

3

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                   SAN HOLDINGS, INC.

Dated:  September 24, 2003                                            By:  /s/ Hugh A. O’Reilly
                                                                                              Hugh A. O’Reilly
                                                                                              Senior Vice President and CFO

4

Solunet Storage Holding Corp.

Report and Financial Statements from
Inception at September 26, 2002 through December 31, 2002

Report of Independent Certified Public Accountants

The Board of Directors and Stockholders
Solunet Storage Holding Corp.

We have audited the accompanying consolidated balance sheet of Solunet Storage Holding Corp. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for the period September 26, 2002 (inception) through December 31, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Solunet Storage Holding Corp. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the period September 26, 2002 (inception) through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Denver, Colorado
September 23, 2003

Solunet Storage Holding Corp.
CONSOLIDATED BALANCE SHEET
December 31, 2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 13,313
Restricted cash	148,000
Accounts receivable, less allowance for doubtful accounts of $343,211	8,425,842
Inventory	1,447,006
Deferred maintenance cost	826,759
Prepaid expenses	234,007

Total current assets	11,094,927

PROPERTY AND EQUIPMENT AT COST
Furniture and fixtures	287,201
Computer equipment and software	322,273

609,474
Less accumulated depreciation and amortization	(40,582)

568,892

OTHER ASSETS
Intangible assets, net of accumulated
amortization of $326,795	535,590
Other	120,396

655,986

$ 12,319,805

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$ 1,843,159
Accrued expenses	1,227,131
Deferred revenue	2,725,550
Unpresented checks	505,733
Notes payable – current	6,831,580

Total current liabilities	13,133,153
Note payable to stockholder	4,000,000

17,133,153

STOCKHOLDERS’ EQUITY
Preferred stock, 100,000 shares authorized, no shares issued or outstanding
Common stock, $.01 par value; 2,900,000 shares authorized;
1,000,000 issued and outstanding	10,000
Additional paid-in-capital	990,000
Accumulated deficit	(5,813,348)

Total stockholders' equity	(4,813,348)

$ 12,319,805

The accompanying notes are an integral part of this statement.

Solunet Storage Holding Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS
September 26, 2002 (inception) through December 31, 2002

Sales of hardware, software and services	$ 10,856,157
Maintenance services	358,811
Maintenance contract fees, net	339,404

11,554,372
Cost of sales (excluding depreciation)	(8,922,136)

Gross profit	2,632,236

General and administrative expenses	3,747,940
Post-transaction business continuation expenses	4,144,383
Depreciation and amortization	367,378

8,259,701
Loss from operations	(5,627,465)

Other income (expense)
Interest expense	(208,383)
Other	22,500

(185,883)

NET LOSS	$(5,813,348)

Loss per common share - basic and diluted	$ (5.81)

Weighted average common shares outstanding - basic and diluted	1,000,000

The accompanying notes are an integral part of this statement.

Solunet Storage Holding Corp.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
September 26, 2002 (inception) through December 31, 2002

	Common stock Shares Amount		Additional Paid-in-Capital	Accumulated deficit	Total
Balances at	--	$ --	$ --	$ --	$ --
September 26, 2002
Sale of common stock	1,000,000	10,000	990,000	--	1,000,000
Net loss	--	--	--	(5,813,348)	(5,813,348)

Balances at	1,000,000	$10,000	$ 990,000	$(5,813,348)	$(4,813,348)
December 31, 2002

The accompanying notes are an integral part of this statement.

Solunet Storage Holding Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
September 26, 2002 (inception) through December 31, 2002

Cash flows from operating activities:
Net loss	$(5,813,348)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation and amortization	367,378
Non-cash post-transaction business continuation expenses	1,629,210
Amortization of debt issuance cost	18,750
Changes in operating assets and liabilities
Accounts receivable	1,192,970
Inventory	(1,104,044)
Deferred Maintenance Contracts	(826,759)
Prepaid expenses	(145,060)
Other assets	(94,146)
Accounts payable	1,789,816
Unpresented Checks	505,733
Accrued expenses	(52,149)
Deferred revenue	2,725,550

Net cash provided by operating activities	193,901

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	(10,168,703)
Purchase of property and equipment	(21,255)

Net cash used in investing activities	$(10,189,958)

Cash flows from financing activities
Proceeds from issuance of common stock	$ 1,000,000
Net proceeds from current borrowings	5,202,370
Proceeds from notes payable	4,000,000
Payment for restricted cash	(148,000)
Loan origination fees paid	(45,000)

Net cash provided by financing activities	10,009,370

Net increase in cash and cash equivalents	13,313

Cash and cash equivalents at beginning of period	0

Cash and cash equivalents at end of period	$ 13,313

Supplemental disclosure of cash flow information:
Cash paid during period for:
Interest	$ 124,858
Supplemental disclosure of non-cash investing and
financing activities:
Acquisition of business
Tangible assets acquired	$ 10,777,528
Intangible assets acquired	862,385
Liabilities assumed	(1,332,624)

10,307,289
Less: cash acquired	(138,586)

Net cash paid for acquisition	10,168,703

The accompanying notes are an integral part of this statement.

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Solunet Storage Holding Corp. (“Holding”, or on a consolidated basis, the “Company”), a Delaware corporation, was formed on September 16, 2002, with operations commencing on September 26, 2002. The Company is a nationwide, independent provider of networked storage services. The Company operates a single segment, which architects, sells and installs data storage systems (including hardware and software) for customers and provides related services, including consulting, training, and product maintenance, remote monitoring and data management. The Company maintains a staff of technically-trained sales, engineering, and customer service personnel. The Company’s principal client base consists of larger (generally Fortune 2000) companies, government agencies and other entities with significant data storage requirements. Holding conducts its operations through Solunet Storage, Inc. d/b/a StorNet Solutions (“Solunet”), a wholly owned subsidiary.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Solunet Storage, Inc. All significant intercompany transactions and balances are eliminated in consolidation.

Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2002, cash and cash equivalents held by financial institutions and such deposits with such institutions may exceed federally insured limits.

At December 31, 2002, the Company had $148,000 of cash in a restricted account, securing a letter of credit issued in the Company’s favor, as required by the terms of a note payable to a third party (see Note E). That account is classified as “Restricted Cash”. The restriction on that account was lifted subsequent to December 31, 2002.

Concentration of Risk

The Company from time to time has concentrations of risk, primarily in accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. For the period ended December 31, 2002, the Company’s largest single customer represented 18% of total sales and 16% of accounts receivable at December 31, 2002. The Company had no other customers that individually represented more than 10% of sales or accounts receivable.

Accounts Receivable

Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and economic and industry conditions. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Credit losses have consistently been within management’s expectations.

Inventory

Inventory, consisting principally of hardware and software supplied by original equipment manufacturers, is stated at the lower of cost or market. Cost is determined on an average cost basis.

Property and equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years or, for leasehold improvements, the lesser of such period or the life of the lease. Major additions and improvements are capitalized while repairs and maintenance are expensed as incurred. Any gains or losses on the disposal of property and equipment are recorded in the period of disposition.

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Goodwill and other Intangible Assets

The Company adopted SFAS 142, “Goodwill and Other Intangible Assets,” upon its inception, and has identified one reporting unit. In accordance with SFAS 142, the Company will review the carrying value of goodwill annually, or more often in certain circumstances. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company’s reporting unit with the reporting unit’s carrying amount, including goodwill. If the carrying amount of the its reporting unit exceeds its fair value, it performs the second step to determine the amount of the impairment loss. The impairment loss is determined by comparing the implied fair value of its goodwill with the carrying amount of that goodwill. Cash flow forecasts used in the evaluation of goodwill are based on trends of historic performance and management’s estimate of future performance. The Company had no goodwill at December 31, 2002.

Other identified intangible assets include trade name, customer lists and other intangible assets associated with business assets acquired. Intangible assets are being amortized over their estimated useful lives, which range from three to five years, using the straight-line method. Evaluation of the remaining lives of intangible assets is assessed each reporting period to determine if events and circumstances warrant a revision to the remaining amortization period to reflect changes in management’s estimates of future performance, giving consideration to existing and anticipated economic conditions.

Long Lived Assets

The Company evaluates the carrying value of long-lived assets, including amortizable intangible assets, annually and whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total of the expected future cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset’s fair market value.

Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, and debt approximate carrying values.

Revenue Recognition

The Company’s revenue is derived primarily from three sources: (i) the resale and installation of data storage products and systems, which consist of computer hardware and software, and data storage-related services; and (ii) revenue from the resale of maintenance agreements on data storage devices, and (iii) providing technical support for software and hardware products.

Revenue from the resale and installation of data storage systems is recognized upon completion of delivery and, where applicable, any material service obligations, provided that no significant uncertainties regarding customer acceptance exist and collection is probable. Revenue from the resale of computer software is recognized when: (i) the Company enters into a legally binding arrangement with the customer for the license of software; (ii) delivery of the software has occurred; (iii) customer payment is fixed or determinable and free of contingencies or significant uncertainties; and (iv) collection is probable.

Service revenue (including material installation services) is recognized as the related services are completed.

Revenue from the sale of technical support or maintenance agreements is recognized in one of two ways, depending upon whether the underlying product is one on which the Company performs support and/or maintenance services. For product lines on which the Company does perform a portion of the services, the Company recognizes the gross sale price of the applicable support or maintenance contracts as deferred revenue and recognizes such revenue on a straight-line basis over the contractual terms of the agreements. Where applicable, the cost to acquire such maintenance agreements from the hardware and software vendors is likewise deferred and amortized on a straight-line basis over the contractual terms of the maintenance agreements.

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

For product lines on which the Company does not perform a portion of the maintenance services, the Company recognizes revenue from the resale of those maintenance agreements net of the cost to acquire the maintenance agreements from the hardware and software vendors, at the beginning of the maintenance period.

Revenue from technical support or maintenance contracts that is recognized on a gross basis (i.e., on product lines on which the Company performs a portion of the services) is included under the heading “Maintenance Services”. Revenue from maintenance contracts that is recognized on a net basis (i.e., on product lines on which the Company does not perform a portion of the services) is included under the heading “Maintenance Contract Fees”.

Many of the Company’s customer contracts or arrangements entail the sale of multiple goods and/or services (multiple “deliverables”), consisting of any combination of the foregoing revenue sources. Where a contract or arrangement requires the Company to provide multiple deliverables, the Company accounts for its revenue (and associated gross profit) in accordance with EITF 00-21, Revenue Arrangements with Multiple Deliverables (discussed in greater length below under New Accounting Pronouncements). Under this EITF Issue, the Company first evaluates whether the separate deliverables constitute separate “units of accounting”. Where this is the case, the Company recognizes revenue with respect to each such unit of accounting separately, applying the revenue recognition rules described above that are applicable to that type of product or service. In addition, the Company assesses the fair value of each separate unit of accounting so as to allocate the revenue from the customer arrangement in accordance with the relative fair values of the several units of accounting in the arrangement.

Advertising Costs

The Company expenses advertising and other marketing costs as incurred. In certain cases, the Company receives reimbursements or similar allowances from its vendors with respect to advertising activities. The Company treats the amounts received from vendors that are earmarked for advertising or marketing activities as an offsets to advertising expense. The Company incurred an immaterial amount of advertising expense in the period ended December 31, 2002.

Post-transaction business continuation expenses

Post-transaction business continuation expenses incurred in connection with the incorporation of the Company, commencement of business operations, and the acquisition of the assets of StorNet, Inc. (as discussed in Note C) were expensed as a period cost during 2002. A portion of these costs consist of obligations (either financial obligations, or non-financial performance obligations) that were originally incurred by StorNet, Inc. and were not assumed by the Company, but that the Company determined, subsequent to the transaction, that it would satisfy in order to enhance its ability to maintain the value of the assets that it had acquired. The Company recorded total post-transaction business continuation expenses of $4,144,383, including notes payable to unrelated parties in the aggregate amount of $1,629,210 (see Note E).

Comprehensive Income

Separate statements of comprehensive income (loss) have not been presented in these financial statements, as the amount of comprehensive income (loss) was equal to the amount of net income (loss) for the period ended December 31, 2002.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) Per Share

The Company computes basic earnings (loss) per share based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed using the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. For the period ended December 31, 2002, there were no instruments outstanding that were potentially dilutive.

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Income Tax Policy

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value of existing assets and liabilities and their tax bases, as well as net operating losses. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs. A valuation allowance is provided to reduce the deferred tax assets to a level that, more likely than not, will be realized.

New Accounting Pronouncements

Accounting for Costs Associated with Exit or Disposal Activities. In June 2002, the FASB issued Statement 146 (SFAS 146), “Accounting for Costs Associated with Exit or Disposal Activities.” This statement requires entities to recognize costs associated with exit or disposal activities when liabilities are incurred rather than when the entity commits to an exit or disposal plan, as currently required. Examples of costs covered by this guidance include one-time employee termination benefits, costs to terminate contracts other than capital leases, costs to consolidate facilities or relocate employees, and certain other exit or disposal activities. This statement is effective for fiscal years beginning after December 31, 2002, and will impact any exit or disposal activities the Company initiates after that date.

Stock-Based Employee Compensation. In December 2002, the FASB issued Statement 148 (SFAS 148), “Accounting for Stock-Based Compensation — Transition and Disclosure: an amendment of FASB Statement 123 (SFAS 123),” to provide alternative transition methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in annual financial statements about the method of accounting for stock-based employee compensation and the pro forma effect on reported results of applying the fair value based method for entities that use the intrinsic value method of accounting. The pro forma effect disclosures are also required to be prominently disclosed in interim period financial statements. This statement is effective for financial statements for fiscal years ending after December 15, 2002 and is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002, with earlier application permitted. The Company does not plan to change to the fair value based method of accounting for stock-based employee compensation at this time. As of December 31, 2002, the Company had not issued any stock-based compensation.

EITF 00-21, Revenue Arrangements with Multiple Deliverables. In December 2002, the EITF issued EITF 00-21, Revenue Arrangements with Multiple Deliverables. This Issue addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. In some customer contracts and arrangements, the different revenue-generating activities (deliverables) are sufficiently separable so as to be treated as separate units of accounting. In these cases, the vendor must also assess the fair values of the several units of accounting and, generally, must allocate the consideration for the arrangement in accordance with those fair values. This EITF Issue addresses when and, if so, how an arrangement involving multiple deliverables should be divided into separate units of accounting and the consideration allocated among those units of accounting. Where appropriate under EITF 00-21, the Company treats its sale of hardware, software, services and maintenance contracts as separate units of accounting, as discussed above under the heading Revenue Recognition. As permitted by the EITF, the Company adopted the treatment prescribed therein prior to the date on which it becomes mandatory.

The Company has addressed all other recently issued pronouncements and does not believe their implementation will have a material impact on the accompanying financial statements.

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE B – REALIZATION OF NET ASSETS

The accompanying consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles, which contemplate our continuation as a going concern. However, we sustained substantial losses from operations from inception through December 31, 2002, and such losses have continued thereafter through June 30, 2003. In addition, historically we have used, rather than generated, cash in our operations.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent on our continuing operations, which in turn is dependent on our ability to meet our financing requirements on a continuing basis, to maintain present financing, and to succeed in our future operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary if we were unable to succeed in those future operations.

Our merger with SANZ on April 1, 2003 (described in Note J) was undertaken in large part to achieve the economies that we believe are available by spreading our fixed cost base across a greater volume of sales. As anticipated, the cost reductions afforded by the combination were not reflected immediately in our reported financial statements because of the “lagging effect” that are inherent in many of these cost reductions. However, we have now taken the steps necessary to realize many of the synergies cost reductions available from the combination and we continue to examine our operations for additional opportunities for additional synergies.

In part to support our larger organization following the merger with SANZ, we have also recently negotiated an amendment to our principal borrowing facility, with Wells Fargo Business Credit (also described at Note J). Under the amendment, Wells Fargo has increased the maximum amount we can borrow under that facility from $7 million to $12 million. The larger base of accounts receivable (the collateral against which we borrow on that facility) made available through the merger of the companies is enabling us currently to borrow greater amounts on this facility than SANZ did prior to the merger. The combination of this increased borrowing limit and the enlarged borrowing base are together anticipated to provide continued liquidity until we reach cash-flow profitability. However, our ability to borrow under this facility is subject to our accounts receivable balance as well as a variety of other restrictions. If we fail to meet those restrictions (for example, because we were unable to maintain our financial covenants to the lender), the facility could cease to be available to us.

NOTE C — ACQUISITION OF ASSETS

On September 26, 2002, Solunet purchased assets of StorNet, Inc. from StorNet’s secured creditors. Those creditors had foreclosed upon the assets of StorNet, Inc. pursuant to Article 9 of the applicable Uniform Commercial Code. The aggregate cash purchase price paid by Solunet to the creditors for the assets was $9,464,362, net of cash acquired. In connection with the acquisition, the Company also incurred acquisition costs of $704,071.

Fair value of assets acquired:

Tangible assets acquired
Cash	$ 138,586
Other current assets	9,961,775
Property and equipment and other assets	677,167
Intangible assets acquired	862,385

11,639,913
Less: amounts assumed	(1,332,624)
Less: cash acquired	(138,586)

Net cash paid for acquisition	10,168,703

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE D — INTANGIBLE ASSETS

Intangible assets, all of which are subject to amortization, consisted of the following at December 31, 2002:

Asset/Life			Amortization in year ended December 31,
	Value at Sept. 26, 2002	2002	2003	2004	2005	2006	2007
Tradename (2.5 years)	$ 499,270	$ 49,927	$199,708	$199,708	49,927	--	--
Customer list (5 years)	90,786	4,539	18,157	18,157	18,157	18,157	13,619
Sales backlog (1/4 Year)	272,329	272,329	--	--	--	--	--

	862,385
Accumulated amortization	(326,795)

Net value at Dec. 31, 2002	$ 535,590	$326,795	$217,865	$217,865	$68,084	$18,157	$ 13,619

NOTE E — FINANCING ARRANGEMENTS

The Company has a revolving credit facility with Harris Trust and Savings Bank (the Harris Facility), which permits the Company to borrow up to $10 million. Sun Capital Partners II, L.P., the Company’s (indirect) majority shareholder, fully guaranteed the Facility. At December 31, 2002, $5,614,210 was outstanding on the Harris Facility and the Company had $4,385,790 of undrawn availability on this Facility. The Harris Facility bears interest at a rate of prime plus ¼%, or 4.5% at December 31, 2002, and expires in September 2003. The Harris Facility is secured by certain assets of Solunet Storage but is not limited by availability under a borrowing base, and does not require the maintenance of specified financial covenants.

In January 2003, subsequent to the period covered by this statement, the Company terminated the Harris Facility and replaced it with an asset-based revolving loan facility with The CIT Group (the CIT Facility). The CIT Facility was guaranteed by Sun Capital Partners II, L.P. with respect to the first $3 million outstanding at any time on the Facility. The Company maintained the CIT Facility until June, 2003 (after the sale to SANZ discussed in Note J), when it replaced the CIT Facility with a different facility issued by Harris Trust.

As part of the post-transaction business continuation expenses described in Note A, the Company entered into notes payable to certain vendors, in the original aggregate amount of $1,629,210, in consideration of services by those vendors. Each of those notes was payable over a period of approximately one year. The aggregate balance of those notes was $1,217,370 at December 31, 2002. Short-term notes payable includes a final payment of $103,000 on one of those notes that is not due until January 1, 2004, one year and one day following the balance sheet date.

In the initial capitalization of the Company, in addition to the $1,000,000 of equity invested by its stockholder, the Company borrowed $4,000,000 from that stockholder under a long term promissory note, bearing interest at a rate of 5.0%. Subsequent to the period covered by this statement, and immediately prior to the sale of the Company to SANZ as described in Note J, the note holder contributed that note and all accrued and unpaid interest on the note to the capital of the Company, receiving in return additional shares of the Company’s common stock.

NOTE F — INCOME TAXES

The following is a reconciliation of income tax expense at the statutory federal income tax rate of 34% to the actual income tax expense:

2002
Income tax benefit at statutory rate	$ (1,975,000)
Nondeductible expenses	6,000
Increase in valuation reserve	1,969,000

$ --

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

Deferred income tax assets and liabilities reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their basis for financial reporting purposes. Temporary differences that give rise to deferred tax assets are as follows:

December 31, 2002
Net operating loss carryforwards	$ 4,500,000
Deferred Revenue	1,410,000
Depreciation / Amortization	295,000
Other	(414,000)

Deferred tax assets (net)	5,791,000
Valuation allowance	(5,791,000)

Net deferred tax asset	$ --

At December 31, 2002, the Company has net operating loss carryforwards available to offset future federal taxable income of approximately $4,500,000. Such carryforwards expire principally in 2019.

As a result of the significant net loss incurred in 2002, the Company recorded a valuation allowance to fully reserve its deferred tax assets.

NOTE G — COMMITMENTS AND CONTINGENCIES

As of December 31, 2002, the Company had long-term noncancelable lease agreements for office space with the following minimum commitments:

Year	Amount
2003	$ 427,012
2004	319,937
2005	143,253
2006	97,755
2007	95,460
2008	15,910

$1,099,327

The Company is engaged in the defense of certain claims and lawsuits arising out of the ordinary course and conduct of its business, the outcome of which is not determinable at this time. In the opinion of management, any liability that might be incurred by the Company upon the resolution of these claims and lawsuits will not, in the aggregate, have a material adverse effect on the Company’s consolidated results of operations, cash flows or financial condition.

NOTE H — RELATED PARTY TRANSACTIONS

At December 31, 2002, Sun Solunet LLC was the Company’s sole shareholder. Sun Solunet LLC is an affiliate of Sun Capital Partners, Inc., a private equity firm (“Sun Capital Partners”). The Company is a party to a Management Services Agreement with another affiliate of Sun Capital Partners, under which the Company receives a variety of consulting-type management services, and pays a management fee based upon Company’s earnings before interest and taxes, subject to a minimum of $75,000 per calendar quarter. As described in Note F, all or some (at various times) of the Company’s debt has been guaranteed by another affiliate of Sun Capital Partners. While the Company receives material benefits from this guaranty, the Company pays no specified consideration for the guaranty. The Company has allocated a portion of the amounts paid under the Management Services Agreement, which would otherwise be classified under general and administrative expense, as a payment for the financing-related benefits that it receives under the guaranty (classified under interest expense). The portion of the management fee that has not been so reclassified continues to be reported as general and administrative expense.

Solunet Storage Holding Corp.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2002

NOTE I — DEFINED CONTRIBUTION PLAN

Effective January 1, 2003 (subsequent to the end of the period covered by this statement), the Company implemented a defined contribution plan covering all employees who have three months of service with the Company. The Plan allows participants to make voluntary pre-tax contributions. The plan also provides that the Company may, in its discretion, match some or all of those contributions. The Company has paid no matching funds to date.

NOTE J — SUBSEQUENT EVENT

On March 31, 2003, the controlling shareholder of the Company entered into a definitive agreement to sell the Company to SAN Holdings, Inc. (“SANZ”) in consideration of stock and warrants constituting a controlling interest in SANZ. Consideration consisted of 20,000,000 shares of common stock, shares of preferred stock that are convertible into 37,403,653 shares of common stock, and warrants to purchase a maximum of 19,976,737 shares of common stock. In connection with this transaction, an affiliate of the former majority shareholder of Solunet Storage also committed to guarantee $3,000,000 of debt of SANZ. Such guaranty was in place at March 31, 2003 with respect to $3,000,000 of a Solunet revolving loan facility. The transaction closed effective April 1, 2003. Upon the closing of such transaction, the Company became a wholly-owned subsidiary of SAN Holdings, Inc.

At the time of the transaction with SANZ, SANZ maintained a revolving line of credit with Wells Fargo Business Credit, Inc. in the maximum amount of $5 million. In April 2003, Wells Fargo amended that line of credit to a maximum amount of $7 million. In September 2003, Wells Fargo again amended the line of credit to a maximum amount of $12 million. The amount available for borrowing at any time is subject to the amount of the Company’s eligible receivables, and the loan is subject to the Company’s maintenance of financial and other covenants.

Additional subsequent events relating to financing activities are discussed in Note E.

StorNet, Inc.

Financial Statements for the
Year Ended December 31, 2001 and the
Period Ended September 25, 2002

StorNet, Inc.
CONSOLIDATED BALANCE SHEETS
September 25, 2002 and December 31, 2001
(Unaudited)

	Sept 25, 2002	Dec 31, 2001
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 79,415	$ 115,129
Accounts receivable, less allowance for doubtful accounts
of $0 and $1,806,560	9,696,983	17,533,602
Inventory	342,963	1,951,377
Deferred maintenance contracts	--	2,570,964
Prepaid expenses	88,947	244,661

Total current assets	10,208,308	22,415,733

PROPERTY AND EQUIPMENT AT COST
Furniture and fixtures	272,116	1,226,867
Leasehold improvements	--	395,562
Computer equipment and software	316,104	462,130

	588,220	2,084,559
Accumulated depreciation	--	(104,840)

	588,220	1,979,719

OTHER ASSETS
Intangible	199,996	735,556
Other	--	494,928

	199,996	1,230,484

	$ 10,996,524	$ 25,625,936

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$ 19,383,512	$ 19,135,332
Unpresented checks	470,484	4,137,500
Accrued expenses	3,038,126	3,356,365
Deferred revenue	2,993,152	3,842,203
Bank obligations - current	10,391,362	11,879,265
Notes payable - stockholders	4,737,786	4,838,222
Notes payable - current	100,000	100,000

Total current liabilities	41,114,422	47,288,887
Notes payable - stockholder	--	62,560

	41,114,422	47,351,447

STOCKHOLDERS’ EQUITY
Common stock, no par value; 50,000,000 shares authorized;
17,835,033 issued and outstanding at Dec. 31, 2001
and at Sept. 25, 2002	8,596,156	8,596,156
Accumulated deficit	(38,714,054)	(30,321,667)

Total stockholders' equity	(30,117,898)	(21,725,511)

	$ 10,996,524	$ 25,625,936

The accompanying notes are an integral part of these statements.

StorNet, Inc.
CONSOLIDATED STATEMENTS OF DISCONTINUED OPERATIONS
Periods ended September 25, 2002 and December 31, 2001
(Unaudited)

	9 months ended Sept. 25, 2002	12 months ended Dec. 31, 2001
Sales of hardware, software and services	$ 35,932,894	$ 89,866,709
Maintenance services	6,038,031	6,759,693
Maintenance contract fees, net	474,790	814,759

	42,445,715	97,441,161
Cost of sales	(31,764,924)	(74,407,600)

Gross profit	10,680,791	23,033,561

General and administrative expenses	11,687,045	21,718,537
Depreciation and amortization	757,021	3,250,484

	12,444,066	24,969,021

Loss from operations	(1,763,275)	(1,935,460)

Other expense (income)
Interest expense	1,114,733	2,069,262
Impairment of assets	5,824,241	17,879,739
Other income	(21,482)	282,335

	6,917,492	20,231,336

Loss before taxes	(8,680,767)	(22,166,796)

Income tax benefit	288,380	--

NET LOSS	$(8,392,387)	$(22,166,796)

Loss per common share - basic and diluted	(0.47)	$ (1.24)

Weighted average common shares outstanding - basic and diluted	17,835,033	17,835,033

The accompanying notes are an integral part of these statements.

StorNet, Inc.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
Periods ended September 25, 2002 and December 31, 2001
(Unaudited)

	Common stock Shares Amount		Accumulated deficit	Total
Balances at	17,700,033	$ 8,107,811	$(8,154,871)	$ (47,060)
December 31, 2000
Exercise of stock
options	135,000	406,000	--	406,000
Issuance of warrants	--	82,345	--	82,345
Net loss	--	--	(22,166,796)	(22,166,796)

Balances at	17,835,033	8,596,156	(30,321,667)	(21,725,511)
December 31, 2001
Net loss	--	--	(8,392,387)	(8,392,387)

	17,835,033	$ 8,596,156	$(38,714,054)	$(30,117,898)

The accompanying notes are an integral part of these statements.

StorNet, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Periods ended September 25, 2002 and December 31, 2001
(Unaudited)

	9 months ended Sept. 25, 2002	12 months ended Dec. 31, 2001
Cash flows from discontinued operating activities:
Net loss	$(8,392,387)	$(22,166,796)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation and amortization	757,021	3,250,484
Impairment of assets	5,824,241	17,879,739
Other	52,500	297,791
Noncash exercise of options and issuance of warrants	--	488,345
Changes in operating assets and liabilities
Accounts receivable	7,836,619	10,368,829
Inventory	234,940	1,923,702
Deferred maintenance contracts	412,694	(643,158)
Prepaid expenses	39,609	177,425
Other assets	47,694	(59,633)
Unpresented checks	(3,667,016)	4,137,500
Accounts payable	(370,106)	(5,193,503)
Accrued expenses	(244,997)	(1,158,172)
Deferred revenue	(849,051)	847,720

Net cash provided by operating
activities	1,681,761	10,150,273

Cash flows from investing activities
Purchase of property and equipment	(66,576)	(988,026)

Net cash used in
investing activities	(66,576)	(988,026)

Cash flows from financing activities
Net proceeds from current borrowings	(1,487,903)	(11,384,279)
Proceeds from notes payable	(162,996)	(217,417)

Net cash used in financing activities	(1,650,899)	(11,601,696)

Net decrease in cash and cash
equivalents	(35,714)	(2,439,449)
Cash and cash equivalents at beginning of period	115,129	2,554,578

Cash and cash equivalents at end of period	$ 79,415	$ 115,129

Supplemental disclosure of cash flow information:
Cash paid during period for:
Interest	$ 893,447	$ 1,635,257
Supplemental disclosure of non-cash investing and
financing activities:
Write down of assets due to pending liquidation	5,824,241	--
Impairment of assets	--	17,879,739

The accompanying notes are an integral part of these statements.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

NOTE A — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

StorNet, Inc. (the “Company”), a Colorado corporation, is a nationwide, independent provider of networked storage services. The Company operates a single segment, which architects, sells and installs data storage systems (including hardware and software) for customers and provides related services, including consulting, training, and product maintenance, remote monitoring and data management. The Company maintains a staff of technically-trained sales, engineering, and customer service personnel. The Company’s principal client base consists of larger (generally Fortune 2000) companies, government agencies and other entities with significant data storage requirements.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Presentation

Since inception and through December 31, 2001, the Company has incurred substantial losses from operations, has current liabilities in significantly in excess of current assets, and has incurred additional losses subsequent to December 31, 2001. On September 26, 2002, a secured creditor of the Company, in accordance with its right and remedies under a credit agreement with the Company, foreclosed on the assets of the Company and sold those assets to a third party.

As a result of the foreclosure, the Company is treating all of its activities as discontinued operations under the provisions of Accounting Principles Board Opinion No. 30 “Reporting the Results of Operations – Reporting the Effects of Disposals of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions” (APB No. 30). Under APB No. 30, adjustments, where appropriate, of individual assets and liabilities to estimated net realizable values may result in a net write-down of stockholders’ equity. See Note B for a discussion of all such adjustments recorded by the Company during the periods presented.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents held by financial institutions and such deposits with such institutions may exceed federally insured limits.

Concentration of Risk

The Company has concentrations of risk, primarily in accounts receivable and in the procurement of product. The Company performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. For the periods ended September 25, 2002 and December 31, 2001, no one customer represented more than 10% of total revenue.

Accounts Receivable

Accounts receivable are generally due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, and economic and industry conditions. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. Credit losses have consistently been within management’s expectations.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

Inventory

Inventory, consisting principally of hardware and software supplied by original equipment manufacturers, is stated at the estimated value that that would be received in the liquidation of the inventory. The carrying value of the inventory is lower than the historical cost or market valuation of the inventory. To the extent that the carrying value of the inventory is less than the lower of cost or market value of such inventory, that difference has been recorded as an impairment of assets expense during the period of impairment. Impairment losses related to inventory acquired prior to 2002 was expensed during 2001, with impairment of inventory acquired during 2002 expensed during the period ended September 25, 2002.

Prepaid Expenses And Other Assets

Prepaid expenses and other assets are recorded at the lower of realizable value or historical cost. Prepaid expenses and other assets that would not provide economic benefits to the Company subsequent to the Foreclosure has been recorded as an impairment of assets expense as an impairment of assets, with such impairment recorded during 2001 in the case of assets in existence at December 31, 2001, and during the period ended September 25, 2002 in the case of assets first arising during that period.

Property and Equipment

Property and equipment is recorded at an estimated liquidation value of assets, which is less than the depreciated historical cost of the assets. The estimated liquidation value at December 31, 2001 was based on a valuation received by the Company as of September 25, 2002 (to the extent such assets were still owned at that date), with appropriate adjustment for intervening depreciation. The estimated liquidation value at September 25, 2002 was based on the allocation of the price paid for the assets purchased out of foreclosure. Depreciation is computed using the straight-line method over the estimated useful lives of three to seven years or, for leasehold improvements, the lesser of such period or the life of the lease. Major additions and improvements are capitalized while repairs and maintenance are expensed as incurred. Any gains or losses on the disposal of property and equipment are recorded in the period of disposition.

Intangible and Long-lived Assets

The Company adopted SFAS 142, “Goodwill and Other Intangible Assets,” upon its inception, and has identified one reporting unit. In accordance with SFAS 142, the Company will review the carrying value of goodwill annually, or more often in certain circumstances. The performance of the test involves a two-step process. The first step of the impairment test involves comparing the fair value of the Company’s reporting unit with the reporting unit’s carrying amount, including goodwill. If the carrying amount of the its reporting unit exceeds its fair value, it performs the second step to determine the amount of the impairment loss. The impairment loss is determined by comparing the implied fair value of its goodwill with the carrying amount of that goodwill. As of December 31, 2001, the Company’s goodwill was fully impaired.

Intangible assets include goodwill, noncompete agreements, customer lists and other intangible assets associated with business assets acquired. Intangible assets are being amortized over their estimated useful lives, which range from three to fifteen years, using the straight-line method. The valuation of intangible assets is reassessed periodically to conform to changes in management’s estimates of future performance giving consideration to existing and anticipated economic conditions. Impairment to the intangible assets was recorded during 2001 to reflect the loss of value that became evident by the ultimate foreclosure. Additional impairment of intangible assets at September 25, 2002, if any, was recorded as an impairment of assets expense as of September 25, 2002.

Impairment of long-lived assets

The Company evaluates the carrying value of long-lived assets, including intangible assets, annually and whenever events or changes in circumstances indicate the carrying amount may not be fully recoverable. If the total of the expected future cash flows is less than the carrying amount of the asset, a loss is recognized based on the amount by which the carrying value exceeds the asset’s estimated liquidation value.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

Financial Instruments

The fair values of the Company’s financial instruments, consisting of cash and cash equivalents, accounts receivable, and debt approximate carrying values.

Revenue Recognition

The Company’s revenue is derived primarily from three sources: (i) the resale and installation of data storage products and systems, which consist of computer hardware and software, and data storage-related services; and (ii) revenue from the resale of maintenance agreements on data storage devices, and (iii) providing technical support for software and hardware products.

Revenue from the resale and installation of data storage systems is recognized upon completion of delivery and, where applicable, any material service obligations, provided that no significant uncertainties regarding customer acceptance exist and collection is probable. Revenue from the resale of computer software is recognized when: (i) the Company enters into a legally binding arrangement with the customer for the license of software; (ii) delivery of the software has occurred; (iii) customer payment is fixed or determinable and free of contingencies or significant uncertainties; and (iv) collection is probable. Service revenue (including material installation services) is recognized as the related services are completed.

Revenue from the sale of technical support or maintenance agreements is recognized in one of two ways, depending upon whether the underlying product is one on which the Company performs support and/or maintenance services. For product lines on which the Company does perform a portion of the services, the Company recognizes the gross sale price of the applicable support or maintenance contracts as deferred revenue and recognizes such revenue on a straight-line basis over the contractual terms of the agreements. Where applicable, the cost to acquire such maintenance agreements from the hardware and software vendors is likewise deferred and amortized on a straight-line basis over the contractual terms of the maintenance agreements.

For product lines on which the Company does not perform a portion of the maintenance services, the Company recognizes revenue from the resale of those maintenance agreements net of the cost to acquire the maintenance agreements from the hardware and software vendors, at the beginning of the maintenance period.

Revenue from technical support or maintenance contracts that is recognized on a gross basis (i.e., on product lines on which the Company performs a portion of the services) is included under the heading “Maintenance Services”. Revenue from maintenance contracts that is recognized on a net basis (i.e., on product lines on which the Company does not perform a portion of the services) is included under the heading “Maintenance Contract Fees”.

Advertising Costs

The Company expenses advertising and other marketing costs as incurred. In certain cases, the Company receives reimbursements or similar allowances from its vendors with respect to advertising activities. The Company treats the amounts received from vendors that are earmarked for advertising or marketing activities as an offsets to advertising expense. The Company incurred an immaterial amount of advertising expense during the period ended September 25, 2002, and the year ended December 31, 2001.

Comprehensive Income

Separate statements of comprehensive income (loss) have not been presented in these financial statements as the amount of comprehensive income (loss) was equal to the amount of net income (loss) both for the period ended September 25, 2002, and year ended December 31, 2001.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

In these financial statements, management has recorded the Company’s assets at estimated liquidation value as of September 25, 2002. Management based its September 25, 2002 estimates principally upon the price paid for the assets purchased out of foreclosure.

Earnings (Loss) Per Share

The Company computes basic earnings (loss) per share based on the weighted average number of common shares outstanding. Diluted earnings (loss) per share is computed using the weighted-average number of common shares outstanding plus the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. For the period ended September 25, 2002 and year ended December 31, 2001, all potential common shares were anti-dilutive.

Income Tax Policy

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value of existing assets and liabilities and their tax bases, as well as net operating losses. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs. A valuation allowance is provided to reduce the deferred tax assets to a level that, more likely than not, will be realized. The Company had substantial net operating losses for tax purposes at September 25, 2002 and December 31, 2001. The Company recorded no value for the net operating losses as the losses were not transferable subsequent to the September 26, 2002 foreclosure discussed above.

New Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, “Business Combinations, which supersedes APB Opinion No. 16, “Business Combinations.” SFAS No. 141 requires that purchase method of accounting be used for business combinations initiated after June 30, 2001, and eliminates the pooling-of-interests method. In addition, SFAS No. 141 establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain. The provisions of this statement apply to all business combinations initiated after June 30, 2001, and applies to all business combinations accounted for using the purchase method for which the date of the acquisition is July 1, 2001 or later. The Company adopted SFAS No. 141 on January 1, 2002. The adoption of SFAS No. 141 did not have any impact on the Company’s consolidated financial statements.

In June 2001, the FASB issued SFAS No. 142, “Goodwill and Other Intangible Assets,” which is effective for the fiscal years beginning after December 15, 2001. Certain provisions shall also be applied to acquisitions initiated subsequent to June 30, 2001. SFAS No. 142 supersedes APB Opinion No. 17 “Intangible Assets,” and requires, among other things, the discontinuance of amortization related to goodwill and indefinite lived intangible assets. These assets will then be subject to an impairment test at least annually. In addition, the standard includes provisions upon adoption for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, and reclassification of certain intangibles out of previously reported goodwill. The Company adopted SFAS No. 142 on January 1, 2002. The adoption of SFAS No. 142 resulted in lower amortization expense in future periods.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

Stock-Based Employee Compensation. In December 2002, the FASB issued Statement 148 (SFAS 148), “Accounting for Stock-Based Compensation — Transition and Disclosure: an amendment of FASB Statement 123 (SFAS 123),” to provide alternative transition methods for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in annual financial statements about the method of accounting for stock-based employee compensation and the pro forma effect on reported results of applying the fair value based method for entities that use the intrinsic value method of accounting. The pro forma effect disclosures are also require to be prominently disclosed in interim period financial statements. This statement is effective for financial statements for fiscal years ending after December 15, 2002 and is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002, with earlier application permitted. The Company does not plan to change to the fair value based method of accounting for stock-based employee compensation at this time and have included the disclosure requirements of SFAS 148 in these financial statements.

EITF 00-21, Revenue Arrangements with Multiple Deliverables. In December 2002, the EITF issued EITF 00-21, Revenue Arrangements with Multiple Deliverables. This Issue addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. In some customer contracts and arrangements, the different revenue-generating activities (deliverables) are sufficiently separable so as to be treated as separate units of accounting. In these cases, the vendor must also assess the fair values of the several units of accounting and, generally, must allocate the consideration for the arrangement in accordance with those fair values. This EITF Issue addresses when and, if so, how an arrangement involving multiple deliverables should be divided into separate units of accounting and the consideration allocated among those units of accounting. Where appropriate under EITF 00-21, the Company treats its sale of hardware, software, services and maintenance contracts as separate units of accounting, as discussed above under the heading Revenue Recognition. As permitted by the EITF, the Company adopted the treatment prescribed therein prior to the date on which it becomes mandatory.

The Company has addressed all other recently issued pronouncements and does not believe their implementation will have a material impact on the accompanying financial statements.

NOTE B — IMPAIRMENT OF ASSETS

On September 26, 2002, the Company’s secured lender, pursuant to Article 9 of the applicable Uniform Commercial Code, foreclosed on the assets of StorNet, which secured the debt of that lender. As a consequence of that foreclosure, the Company recorded an impairment of assets to reflect the liquidation value of its assets.

The estimated liquidation impairment of assets recorded at September 25, 2002 is as follows:

2002
Inventory	$1,373,474
Deferred maintenance contracts	2,158,270
Prepaid expenses	661,149
Property and equipment	861,417
Intangible assets	375,197
Other assets	394,234

$5,824,241

The estimated impairment of assets recorded at December 31, 2001 is as follows:

2001
Property and equipment	$ 340,077
Goodwill and other intangible assets	17,328,398
Other assets	211,264

$17,879,739

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

NOTE C — INTANGIBLE ASSETS

Intangible assets consisted of the following at September 25, 2002 and December 31, 2001:

	2002	2001
Trade name	$199,996	$ 235,294
Noncompete agreements	--	708,705

	199,996	943,999
Accumulated amortization	--	(208,443)

	$199,996	$ 735,556

NOTE D — NOTES PAYABLE

Notes payable consisted of the following as of September 25, 2002 and December 31, 2001. All notes had current or past due maturities.

	2002	2001
Vendor	$ 100,000	$ 100,000
Stockholder, relating to acquisition of StorNet, Inc. by
Vangard Technologies Inc.	3,117,981	3,117,981
Stockholder, relating to acquisition of Applied Digital
Systems, Inc.	1,619,805	1,782,801

	4,837,786	5,000,782
Less long-term portion	--	62,560

Notes payable - current	$4,837,786	$4,938,222

The Company has issued an unsecured note payable to a vendor. The vendor note payable is due in annual principal payments of $100,000 plus accrued interest through September 30, 2002. Interest accrues on the unpaid balance of the note at 8.5% per annum.

The Company acquired all of the issued and outstanding stock of StorNet, Inc. in October, 2000. (Prior to that date, the name of the Company was Vangard Technologies, Inc.; the Company changed its name to StorNet, Inc. following such acquisition.) As part of the consideration in that acquisition, the Company issued a subordinated note in the principal amount of $3,117,981 to the former sole stockholder of StorNet, Inc., who also then became a stockholder of the Company. The note is unsecured and bears interest at 6.0% per annum through December 31, 2000, and 12% thereafter. Interest on the note is payable quarterly, however, all interest for 2001 was deferred, and is due upon demand by the stockholder. The principal amount of the note is due upon the earlier of (a) October 12, 2002 or, (b) the closing of an underwritten public offering of the Company’s common stock, the proceeds of which are no less than $20,000,000. The Company defaulted on the note on its due date.

The Company acquired all of the issued and outstanding stock of Applied Digital Systems, Inc. (“ADS”) in March 2000. As part of the consideration, the Company issued subordinated notes to each of the two ADS stockholders totaling $1,500,000. The notes are unsecured and bear interest at 6.0% per annum, payable quarterly. For financial statement purposes, the notes were discounted by the Company using its effective borrowing rate on the date of issuance of 9%. Principal and all accrued interest on the notes is due upon the earlier of (i) the closing date of an initial public offering of the Company’s common stock, (ii) a change of control, (iii) a sale of substantially all of the Company’s assets, (iv) a sale of all of the Company’s common stock, and (v) March 31, 2002.

During 2002, the notes relating to the acquisition of ADS were amended to extend their maturity date to June 15, 2002. The Company was in default at September 25, 2002.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

NOTE E — FINANCING ARRANGEMENT

PNC Bank, under the terms of the Bank Facility discussed below, exercised its right to foreclose on the substantially all of the assets of the Company on September 26, 2002.

During the periods covered by the Financial Statements, the Company maintained a Bank Facility with PNC Bank having term loan commitments of $4,000,000 and revolving loan commitments of $26,000,000. The term loan was initially fully drawn, and is due in quarterly installments of $333,333 through October 2003. Interest on the term loan is calculated at the Company’s option at the prime rate plus 1.50% or LIBOR plus 3.75%. At September 25, 2002 and December 31, 2001, the interest rate on the term loan was 5.75% and 6.35%, respectively.

Borrowings under the revolving loan are based upon eligible accounts receivable and inventory, as defined. The revolving loan is due in full on October 12, 2005. Interest on the revolving loan is calculated at the Company’s option at either the prime rate plus .50% or LIBOR plus 2.75% and is due no later than each quarter. At September 25, 2002, the interest rates on the various revolver borrowings ranged from 4.6% to 5.75%. At December 31, 2001, the interest rates on the various revolver borrowings ranged from 5.0% to 6.5%. The Company pays commitment fees of .50% on the average unused portion of the revolving commitments. The Bank Facility requires prepayment penalties in the event of early termination. These fees decline from $500,000 at December 31, 2001 to zero at October 12, 2003.

The Bank Facility is secured by substantially all of the assets of the Company and its subsidiaries and it requires the maintenance of certain financial and other covenants. The Company was not in compliance with all of its debt covenants at September 25, 2002 or at December 31, 2001.

The lender, under the terms of the Bank Facility, exercised its right to foreclose on the assets of the Company securing the Bank Facility on September 26, 2002, and transferred those assets to an unrelated party (see note J).

Bank borrowings consisted of the following as of September 25, 2002 and December 31, 2001. All amounts were due on demand as a result of the Company’s noncompliance with the Bank Facility covenants.

	Sept. 25, 2002	Dec. 31, 2001
Term loan	$ 1,666,666	$ 2,666,666
Revolving loan	8,724,696	9,212,599

	$10,391,362	$11,879,265

NOTE F — COMMITMENTS AND CONTINGENCIES

As of September 25, 2002, the Company had long-term noncancelable lease agreements with remaining terms ranging from 1 month to 6 years for office space. The minimum commitments of these agreements were $1,602,105.

The Company is a defendant in an action brought by a landlord with respect to a lease guaranty signed by the Company’s predecessor-in-interest. The plaintiff seeks damages on account of allegedly unpaid past and future rent and similar costs, in a total amount of approximately $550,000. The Company has denied the factual allegations, and asserted counterclaims against the plaintiff. The litigation became inactive following the liquidation of the Company on September 26, 2002.

In the foreclosure and liquidation that occurred on September 26, 2002 (discussed in Note J), the amount received for the Company’s assets by the secured lender was less than the amount then owed to the lender. As a consequence, various trade creditors of the Company were not paid amounts that they were owed as of that date. Certain of these creditors have sought to recover, through litigation, those outstanding amounts. Management believes that all amounts that could reasonably result from the resolution of those cases is already reflected in the Company’s recorded liabilities (accounts payable and/or accrued expenses), and that there is therefore no liability arising from such litigation that constitutes an additional contingency.

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

NOTE G — STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 50,000,000 shares of no par common stock. At December 31, 2001, 17,835,033 shares were issued and outstanding. Each share of common stock is entitled to one vote.

Stock Options

The Company currently has four separate stock option plans, the StorNet 2001 Stock Option Plan, the StorNet 1997 Stock Option Plan, the Vangard 1994 Stock Option Plan and the Vangard Stock Option Plan. The Company has reserved 6,136,000 shares of its common stock for issuance upon the exercise of options granted to full-time employees under these plans. The exercise price of the options is be determined by the Board of Directors and approximates the fair market value of the Company’s stock at the time the options are granted.

Options granted under the StorNet 2001 Stock Option Plan generally vest 25% annually over four years from date of grant. Options are generally exercisable for ten years after the grant date.

Options granted under the StorNet 1997 Stock Option Plan are exercisable, subject to certain requirements, at the rate of 33 1/3% per year beginning one year after the date of grant. The options vest upon the later of (a) the exercise date or (b) the first closing date for the initial public offering of the common stock of the Company, in which the Company raises at least $5 million or, if earlier, the date of a change of control. A change in control is defined as (a) the sole stockholder ceases to be a director of StorNet, (b) the sole stockholder ceases to own at least 10% of the outstanding stock of StorNet, or (c) any other event the sole stockholder determines to be a change in control. The options granted under the StorNet 1997 Stock Option Plan have a term of ten years. As of December 31, 2000, the vesting for 630,000 options granted to management under the StorNet 1997 Stock Option Plan was accelerated.

Options under the Vangard plans were exchanged so that the option holders will receive common stock of the combined company upon exercise. Options granted under the Vangard 1994 Stock Option Plan vested over a four-year period. Options granted under the Vangard Stock Option Plan generally vest 25% annually over four years from date of grant. Options are generally exercisable for ten years after the grant date.

The following is a summary of all stock option activity:

	Number of Options (000)	Weighted- Average Exercise Price
Outstanding at December 31, 2000	2,996	0.75
Granted	2,126	1.50
Exercised	(135)	3.00
Canceled	(737)	1.56

Outstanding at December 31, 2001	4,250	0.91

StorNet, Inc.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Period Ended September 25, 2002 and Year Ended December 31, 2001
(Unaudited)

The following table summarizes information about stock options as of December 31, 2001:

Options Outstanding		Options Exercisable
	Weighted-Average
Number of Options	Remaining Contractual Life	Exercise Price	Number of Options	Weighted-Average Exercise Price
3	3.01	$0.12	3	$ 0.12
1,729	5.48	0.16	400	0.16
541	8.38	0.45	230	0.45
1,694	9.14	1.50	--	--
43	6.15	2.22	41	2.22
240	7.60	3.00	126	3.00

4,250	7.43	$0.91	800	$ 0.80

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model.

Had compensation expense for the Company’s stock options been determined based on the fair value of the options granted as of the grant date using the minimum value method prescribed in SFAS No. 123, pro forma net loss would have been as follows:

2001
Historical net income (loss)	$(22,166,796)
Pro forma net income (loss)	(22,166,796)

Warrants

The Company has 1,047,000 outstanding warrants to purchase shares of its common stock. The warrants have exercise prices that range between $1.50 and $3.61 per share. The warrants are fully vested and expire between March 2003 and September 2006. The Company issued 383,000 warrants to vendors during 2001 with an exercise price of $1.50 for a term of 5 years. The warrants were valued at $82,345 using the Black-Scholes option-pricing model with a risk free interest rate of 4%.

NOTE H — DEFINED CONTRIBUTION PLAN

The StorNet, Inc. 401(k) Plan (the “StorNet Plan”) is available to all employees who have completed one thousand hours of service. Participants may contribute up to 15% of their total compensation to the StorNet Plan, subject to certain annual limitations established by the Internal Revenue Service. The Company may contribute annually at its discretion. Participant contributions vest immediately while Company contributions generally vest ratably over a five-year period. The Company made contributions to the StorNet Plan of approximately $115,648 for the year ended December 31, 2001 and $62,475 for the period ended September 25, 2002.

NOTE I — SUBSEQUENT EVENT

On September 26, 2002, PNC Bank, the lead lender under the Bank Facility described in Note E, foreclosed on the assets of the Company, all of which secured the debt under the Bank Facility. The lender took possession of the assets and transferred them to an unrelated third party, thereby effecting a liquidation of the Company’s assets. In that transaction, the payment received by the lender ($9,603,218) was less than the amount then owed by the Company under the Bank Facility at the time of the foreclosure ($10,391,362).

As a consequence of the foreclosure and liquidation, the Company ceased operations on September 26, 2002.

SAN Holdings, Inc.
Unaudited Pro Forma Condensed Financial
Information

Unaudited Pro Forma Condensed Financial Information

     Effective April 1, 2003, SAN Holdings, Inc. (SANZ) completed the acquisition of Solunet Storage Holding Corp. and, indirectly, its wholly-owned operating subsidiary Solunet Storage, Inc. (d.b.a “StorNet Solutions”). The following unaudited pro forma condensed financial information of SANZ gives effect to this acquisition, and reflects the assumptions and adjustments described in the accompanying notes.

     The unaudited condensed pro forma income statement for Solunet Storage Holding Corp. and SANZ for the six months ended June 30, 2003 gives effect to the acquisition as if it had occurred on January 1, 2003. The unaudited condensed pro forma income statement for Solunet Storage Holding Corp., StorNet, Inc. (“StorNet”) and SANZ for the twelve months ended December 31, 2002 gives effect to the acquisition as though both Solunet Storage Holding Corp’s acquisition of StorNet’s assets, and SANZ’s acquisition of Solunet Storage Holding Corp., had occurred on January 1, 2002. The pro forma adjustments are based upon available information and certain assumptions that SANZ believes are reasonable.

     The unaudited pro forma financial information is not indicative of the results that would have occurred if the transactions had occurred on the date indicated, or of the results which may be realized in the future. The following unaudited pro forma financial information is based upon the historical financial statements of SANZ, Solunet Storage Holding Corp. and StorNet and should be read in conjunction with such historical financial statements of the companies, and the notes thereto.

Pro Forma Consolidating Statements of Income
for Solunet Storage and SAN Holdings
for the Six Months ended June 30, 2003
(unaudited)

	Solunet Storage, Inc.	SAN Holdings, Inc.	Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined As Adjusted
Sales of hardware, software and services	15,703,225	13,878,814	29,582,039	--		29,582,039
Maintenance Services	1,901,131	17,523	1,918,654	--		1,918,654
Maintenance Contract Fees, net	191,989	367,319	559,308	--		559,308

	17,796,345	14,263,656	32,060,001	--		32,060,001
Cost of Sales	13,533,347	11,623,875	25,157,222	--		25,157,222

Gross Profit	4,262,998	2,639,781	6,902,779	--		6,902,779
Ordinary Operating Expense	5,174,431	4,889,348	10,063,779	--		10,063,779
Depreciation and Amortization	210,930	530,502	741,432	--		741,432
Acquisition-Related Expense	551,229	1,407,045	1,958,274	(1,126,937	)(1)	831,337

Total Operating Expense	5,936,590	6,826,895	12,763,485	(1,126,937)		11,636,548
Operating Income (Loss)	(1,673,592)	(4,187,114)	(5,860,706)	1,126,937		(4,733,769)
Interest Expense (net)	(276,689)	(163,066)	(439,755)	--		(439,755)
Other Income (Expense)	94,574	(8,323)	86,251	--		86,251

Net Income (loss)	(1,855,707)	(4,358,503)	(6,214,210)	1,126,937		(5,087,273)

Loss per common share
Basic			(.11)			(.09)
Diluted			(.11)			(.09)
Weighted Average
Common Shares Outstanding
Basic			58,286,930			58,286,930
Diluted			58,286,930			58,286,930

1.	Consists of investment banking fees and severance payments that were contractually triggered by the transaction.

Pro Forma Consolidating Statements of Income
for Solunet Storage, StorNet, Inc. and SAN Holdings
for the 12 months ended December 31, 2002
(unaudited)

	StorNet, Inc.	Solunet Storage	SAN Holdings	Pro Forma Combined	Pro Forma Adjustments		Pro Forma Combined As Adjusted
	Jan. 1, 2002- Sept. 25, 2002	Sept. 26, 2002- Dec. 31, 2002	12 mos. ended Dec. 31, 2002	12 mos. ended Dec. 31, 2002			12 mos. ended Dec. 31, 2002
Sales of hardware, software and services	35,932,894	10,856,157	32,329,505	79,118,556	--		79,118,556
Maintenance Services	6,038,031	358,811	--	6,396,842	--		6,396,842
Maintenance Contract Fees, net	474,790	339,404	673,004	1,487,198	--		1,487,198

	42,445,715	11,554,372	33,002,509	87,002,596	--		87,002,596

Cost of Sales	31,764,924	8,922,136	25,714,406	66,401,466	--		66,401,466

Gross Profit	10,680,791	2,632,236	7,288,103	20,601,130	--		20,601,130
Ordinary Operating Expense	11,687,045	3,747,940	9,263,513	24,698,498	--		24,698,498
Depreciation and Amortization	757,021	367,378	1,030,692	2,155,091	(150,000	)(1)	2,005,091
Other Charges:
Impairment of assets	5,824,241	--	--	5,824,241	--		5,824,241
Post-transaction business
continuation expenses	--	4,144,383	--	4,144,383	--		4,144,383

Total Operating Expense	18,268,307	8,259,701	10,294,205	36,822,213	(150,000)		36,672,213
Operating Income (Loss)	(7,587,516)	(5,627,465)	(3,006,102)	(16,221,083)	--		(16,071,083)
Interest Expense (net)	(1,114,733)	(208,383)	(187,076)	(1,510,192)	--		(1,510,192)
Other Income (Expense)	21,481	22,500	162,444	206,425	--		206,425

Income (loss) before taxes	(8,680,768)	(5,813,348)	(3,030,734)	(17,524,850)	--		(17,374,850)

Income tax expense (refund)	(288,380)	--	--	(288,380)	--		(288,380)

Net Income (loss)	(8,392,388)	(5,813,348)	(3,030,734)	(17,236,470)	--		(17,086,470)

Loss per common share
Basic				(.31)			(.31)
Diluted				(.31)			(.31)
Weighted Average
Common Shares Outstanding
Basic				55,165,243			55,165,243
Diluted				55,165,243			55,165,243

1. Reflects an increase of approximately $70,000 in amortization of intangibles, offset by a decrease of approximately $220,000 in depreciation of fixed assets.

Notes to Unaudited Pro Forma Condensed Financial Information

Under SFAS 141, the combination with Solunet Storage (treated as an acquisition of SANZ by Solunet Storage) is accounted for under the purchase method of accounting, in which the purchase price is allocated across all classes of tangible and intangible assets in accordance with their fair values, and any excess of the purchase price over the fair values of the identified assets recorded as goodwill. Because of the reverse nature of the acquisition, the purchase price has been computed as the sum (a) of the value of the SANZ shares outstanding before the transaction (valued at the market price over a range of trading days before and after the announcement of the definitive agreement), the fair value of the SANZ warrants and options outstanding prior to the closing (valued using the Black-Scholes model), and (c) the transaction costs incurred by Solunet Storage in connection with the transaction. This purchase price, totaling $31,633,536 on a preliminary basis, has been allocated as follows:

(unaudited)

Fair value of assets acquired
Tangible Assets
Cash	317,057
Other Current Assets	6,174,740
Property, equipment and other assets	883,094
Intangible Assets	3,030,431

10,405,322
Less: liabilities assumed	(10,461,611)
Net assets acquired	(56,289)
Purchase Price	31,633,536
Goodwill recorded	31,689,827

     Certain aspects of the purchase price (including most significantly professionals fees) and purchase price allocation are still being finalized, and the foregoing calculations therefore remain subject to adjustment. The Company believes that most or all of this goodwill will be deductible for federal income tax purposes, over periods of up to 15 years.